EXHIBIT 23(d)

McCONNELL, BUDD & DOWNES, INC.



                        CONSENT OF FINANCIAL ADVISOR



          We hereby consent to the inclusion of our opinion dated November
6, 1995 as an Annex to the Proxy Statement/Prospectus filed as part of the Form S-4 Registration Statement (Registration No. 33-63619) of Growth
Financial Corp. and to the references to our firm as Financial Advisor to Growth Financial Corp. in the text of said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                          McConnell, Budd & Downes, Inc.

                                          By:  MICHAEL RASMUSSEN
                                             ------------------------
                                               Michael Rasmussen
                                               Vice President